Exhibit 8.1

WNS (HOLDINGS) LIMITED

LIST OF SUBSIDIARIES

S/No.	Name of Subsidiary	Place of Incorporation

1.	WNS Global Services Netherlands Cooperatief U.A.	The Netherlands

2.	WNS North America, Inc.	Delaware, USA

3.	WNS Global Services (UK) Limited	United Kingdom

4.	WNS (Mauritius) Limited	Mauritius

5.	WNS Global Services (Romania) S.R.L.	Romania

6.	WNS Global Services Philippines, Inc.	Philippines

7.	WNS Business Consulting Services Private Limited	India

8.	WNS Assistance Limited	United Kingdom

9.	Accidents Happen Assistance Limited	United Kingdom

10.	WNS Global Services Inc.	Delaware, USA

11.	Business Applications Associates Beijing Limited	China

12.	WNS Capital Investment Limited	Mauritius

13.	WNS Global Services (Private) Limited	Sri Lanka

14.	WNS Customer Solutions (Singapore) Private Limited	Singapore

15.	WNS Global Services Private Limited(1)	India

16.	WNS BPO Services Costa Rica, S.R.L.	Costa Rica

17.	WNS Global Services (Australia) Pty Ltd	Australia

18.	WNS Mauritius Limited ME (Branch)	Dubai Airport Free Zone

19.	WNS Cares Foundation(2)	India

20.	WNS Global Services (UK) Limited (Spółka Z Ograniczoną Odpowiedzialnością) Oddział W Polsce, Gdansk (Branch)	Poland

21.	WNS Global Services SA (Pty) Limited	South Africa

22.	Business Applications Associates Beijing Limited Guangzhou Branch (Branch)	China

23.	WNS Global Services (Dalian) Co. Ltd.	China

24.	WNS Global Services Private Limited (Singapore Branch)	Singapore

25.	WNS Legal Assistance LLP	United Kingdom

26	WNS Assistance (Legal) Limited	United Kingdom

27	WNS Global Services (UK) Limited London Bucharest Branch	Romania

28	WNS Global Services (UK) Limited (France Branch)	France

29	Denali Sourcing Services Inc.	Delaware, USA

30	WNS Global Services Netherlands Cooperatief U.A. Merkezi Hollanda Istanbul Merkez Subesi(3)	Turkey

31	MTS HealthHelp Inc.	Delaware, USA

32	HealthHelp Holdings LLC	Delaware, USA

33	HealthHelp LLC	Delaware, USA

34	Value Edge AG	Switzerland

35	Value Edge Inc.	Delaware, USA

36	VE Value Edge Gmbh	Germany

37	WNS Global Services (Dalian) Co. Ltd. Shanghai Branch(4)	China

38	Ucademy (Pty) Ltd	South Africa

39	The WNS B-BBEE Staff Share Trust(5)	South Africa

40	WNS Global Services Netherlands Cooperatief U.A. Ireland Branch(6)	Ireland

41	WNS New Zealand Limited(7)	New Zealand

Notes

1	Value Edge Research Services Private Limited, which was a subsidiary of WNS Global Services Private Limited, was merged with and into WNS Global Services Private Limited pursuant to a National Company Law Tribunal order dated July 27, 2017. The effective date of the merger was January 1, 2017.

2	WNS Cares Foundation is a not-for-profit organization registered under formerly Section 25 of the Indian Companies Act, 1956 (which has become Section 8 of the Indian Companies Act, 2013), formed for the purpose of promoting corporate social responsibilities.

3	WNS Global Services Netherlands Cooperatief U.A. Merkezi Hollanda Istanbul Merkezi Subesi (Turkey Branch) is a branch of WNS Global Services Netherlands Cooperatief U.A.

4	WNS Global Services (Dalian) Co. Ltd Shanghai Branch is a branch of WNS Global Services (Dalian) Co. Ltd.

5	The WNS B-BBEE Staff Share Trust was established with the principal object of creating meaningful participation of the Company’s Black employees in the growth at the company.

6	WNS Global Services Netherlands Cooperatief U.A (Ireland Branch) is a branch of WNS Global Services Netherlands Cooperatief U.A.

7	WNS New Zealand Limited, a wholly owned subsidiary of WNS Global Services (Australia) Pty Ltd, was incorporated on June 13, 2017.